RESTATED ARTICLES OF INCORPORATION
                                       OF
                           FIRST COMMERCE CORPORATION


         First Commerce Corporation, a Louisiana corporation (the
"Corporation"), through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify that:

         FIRST: The Restated Articles of Incorporation set forth in Paragraph Fifth below accurately set forth the Articles of Incorporation of the Corporation and all amendments thereto in effect at the date hereof.

         SECOND: Each amendment has been effected in conformity with law.

         THIRD: The date of incorporation of the Corporation was May 16, 1974, and the date of these Restated Articles is February 18, 1997.

         FOURTH: On February 18, 1997, the Board of Directors (i) pursuant to
Section 33A(2) of the Business Corporation Law of Louisiana ("BCL"), amended
Article III to delete Paragraph C thereof dealing with a series of preferred stock no longer outstanding and to redesignate Article IIID as Article IIIC, and
(ii) pursuant to Section 34 of the BCL, adopted resolutions authorizing the execution and filing of these Restated Articles of Incorporation.

         FIFTH: The Restated Articles of Incorporation of the Corporation are as follows:

                                ARTICLE I.  Name

         The name of the Corporation is First Commerce Corporation.

                             ARTICLE II.   Purpose

         The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                             ARTICLE III.  Capital

         A. The Corporation has authority to issue one hundred million (100,000,000) shares of $5.00 par value per share Common Stock and five million (5,000,000) shares of no par value per share Preferred Stock.

         B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which shall have such distinctive designation or title and such


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voting rights, preferences and relative, optional or other special rights, and qualifications, limitations or restrictions as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof by amendment to these Articles of Incorporation adopted by the Board of Directors.

         C. Of the 5,000,000 shares of authorized no par value per share Preferred Stock, 1,000,000 shares shall constitute a separate series of Preferred Stock with the voting powers and the preferences and rights hereinafter set forth.

                  (1) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors further amending the Articles of Incorporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                  (2) Dividends and Distributions

                           (a) Subject to the rights of the holders of any
                  shares of stock ranking prior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $5.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common


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                  Stock payable in shares of Common Stock, or effect a
                  subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding prior to such event.

                           (b) The Corporation shall declare a dividend or
                  distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (c) Dividends shall begin to accrue and be cumulative
                  on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.



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                  (3) Voting Rights.  The holders of shares of Series A
         Preferred Stock shall have the following voting rights:

                           (a) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Except as otherwise provided herein, in any other
                  Articles of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (c) Except as set forth herein, or as otherwise
                  provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (4) Certain Restrictions.

                           (a) Whenever quarterly dividends or other dividends
                  or distributions payable on the Series A Preferred Stock as provided in Paragraph (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:



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                                    (i) declare or pay dividends, or make any
                           other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (ii) declare or pay dividends, or make any
                           other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                           up) to the Series A Preferred Stock; or

                                    (iv) redeem or purchase or otherwise acquire
                           for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (b) The Corporation shall not permit any subsidiary
                  of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Paragraph
                  (4), purchase or otherwise acquire such shares at such time and in such manner.

                  (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and


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         restrictions on issuance set forth herein, in the Articles of
         Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common


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         Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (8) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  (9) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                  (10) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                            ARTICLE IV.   Directors

         A. The Board of Directors shall consist of not less than three nor more than thirty persons, the exact number of which shall be as designated in the By-laws, or, if not so designated, as shall be elected from time to time by the shareholders.

         B. Any director absent from a meeting of the Board of Directors or a committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                 ARTICLE V.  Vote Required for Corporate Action

         The affirmative vote of the holders of two-thirds of the voting power present or represented by proxy at a meeting of shareholders shall be required to amend these Articles of Incorporation and shall be necessary to constitute shareholder approval whenever such approval is required by law for a merger, consolidation, sale of assets or dissolution.



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                          ARTICLE VI.  Indemnification

         The Corporation shall have the power to indemnify its present and former officers, directors, employees and agents, and directors, officers, employees and agents of other corporations or entities to the extent set forth in or contemplated or authorized by the Bylaws. No amendment limiting the right to indemnification shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment.

                            ARTICLE VII.  Reversion

         Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VII, to the entity who or which would be entitled thereto had such reversion not occurred.

                ARTICLE VIII.   Special Meetings of Shareholders

         At any time, upon the written request of any shareholder or shareholders holding in the aggregate a majority of the total voting power, the Secretary of the Corporation shall call a special meeting of shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the actual receipt of the request. Such requests must state the specific purpose or purposes of the special meeting and the business to be conducted thereat shall be limited to such purpose or purposes. Except as provided in this Article VIII, no shareholder or shareholders shall have power to call or cause to be called a special meeting of shareholders.

        ARTICLE IX.   Limitation of Liability of Directors and Officers

         A. No director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) any breach of his duty of loyalty to the Corporation or its shareholders; (b) acts


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or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liability for unlawful distributions of the Corporation's assets to, or redemption or repurchase of the Corporation's shares from shareholders of the Corporation, under and to the extent provided in La. R.S. 12:92D; or (d) any transaction from which he derived an improper personal benefit.

         B. The Board of Directors may (a) cause the Corporation to enter into contracts with directors and officers providing for the limitation of liability set forth in this Article IX to the fullest extent permitted by law, (b) adopt by-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons, and (c) cause the Corporation to exercise the powers set forth in R.S. 12:83F, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts, or beneficiaries of such by-laws or resolutions of the exercise of such powers.

         C. Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of at least 80% of the total voting power shall be required to amend or repeal this Article IX, and any amendment or repeal of this Article IX shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this
Article IX with respect to any action or inaction occurring prior to the time of such amendment or repeal.

         These Restated Articles of Incorporation are dated February 18, 1997.


                                                     FIRST COMMERCE CORPORATION


                                            By: /s/ Ian Arnof
                                                --------------------------------
                                                    Ian Arnof
                                                           President


                                            By: /s/ Michael A. Flick
                                                --------------------------------
                                                    Michael A. Flick
                                                           Secretary


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                                 ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF ORLEANS


         BEFORE ME, the undersigned authority, personally came and appeared Ian Arnof and Michael A. Flick, to me known to be the President and Secretary, respectively, of First Commerce Corporation and the persons who executed the foregoing instrument in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses that they were authorized to and did execute the foregoing instrument in such capacities for said corporation, as its and their free act and deed.

         IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 18th day of February, 1997.


WITNESSES:


/s/ Sandra A. Hayden                          /s/ Ian Arnof
---------------------                          --------------------------
    Sandra A. Hayden                              Ian Arnof

/s/ Robin J. Thompson                         /s/ Michael A. Flick
---------------------                         ---------------------------
    Robin J. Thompson                             Michael A. Flick





                            /s/ Edward H. Whitfield
                            ------------------------
                                Edward H. Whitfield
                                   NOTARY PUBLIC



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